Exhibit 99.1

FOR IMMEDIATE RELEASE
Nicholas	Contact: Irina Nashtatik	NASDAQ: NICK
Nicholas Financial, Inc. Corporate Headquarters 26133 US Highway 19 North Suite 300 Clearwater, FL 33763	CFO Ph # (727)-726-0763	Web site: www.nicholasfinancial.com

Nicholas Financial Announces Extension of Chief Executive Officer's Employment Agreement

August 15, 2023 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced the extension of Michael Rost's Employment Agreement as Chief Executive Officer (CEO) through February 29, 2024. The material terms of Mr. Rost’s Employment Agreement are disclosed in the Company’s Form 8-K filed on the date thereof.

For more information on Nicholas, visit www.nicholasfinancial.com.

About Nicholas Financial, Inc.

Nicholas Financial, Inc. (NASDAQ:NICK) is a specialized consumer finance company, operating in both Southeastern and Midwestern U.S. States. The Company engages primarily in acquiring and servicing automobile finance installment contracts (“Contracts”) for purchases of used and new automobiles and light trucks. For an index of Nicholas Financial, Inc’s new releases or to obtain a specific release, please visit our website at www.nicholasfinancial.com.

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